Exhibit 1.1

Overseas Shipholding Group, Inc.

$150,000,000

7.50% Senior Notes due 2024

Underwriting Agreement

February 13, 2004

UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026

Ladies and Gentlemen:

Overseas Shipholding Group, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to UBS Securities LLC (the "Underwriter") an aggregate of $150,000,000 principal amount of the Senior Notes of the Company specified above (the "Securities").

    The Company represents and warrants to, and agrees with, the Underwriter that:

      A registration statement on Form S-3 (File No. 333-111890) (the "Initial Registration Statement") in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than (i) a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, and (ii) prospectus supplements filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the preliminary prospectus supplement filed on February 13, 2004 with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, is hereinafter called the "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the prospectus supplement with respect to the Securities in the form first filed pursuant to Rule 424(b)(5) under the Act, together with the prospectus included in the Initial Registration Statement, is hereinafter called the "Prospectus"; any reference herein to the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include the documents filed after the date of such prospectus and filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference therein; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement).

      The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

      The Registration Statement conforms, and the Preliminary Prospectus and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and the Indenture dated as of March 7, 2003 (the "Indenture") conforms, and the first supplement to the Indenture (the "Supplemental Indenture") will conform, in all material respects, to the requirements of the Trust Indenture Act (the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

      Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the consolidated capital stock (other than pursuant to stock options and stock option plans described in or referred to in the Prospectus) or long-term debt (other than customary payments made pursuant to the terms thereof) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Preliminary Prospectus and the Prospectus.

      The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (including each of the vessels listed in the Preliminary Prospectus and the Prospectus) owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Preliminary Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; except as described in the Preliminary Prospectus and the Prospectus, neither the Company nor any subsidiary has granted or conveyed any mortgage or other security interest with respect to any of its vessels.

      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

      The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

      The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and the Supplemental Indenture, between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), under which they are to be issued; the Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company, duly qualified under the Trust Indenture Act, and, constitute valid and legally binding instruments, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture and the Supplemental Indenture conform and the Securities will conform to the descriptions thereof in the Prospectus and the Securities will be in a form reasonably acceptable to the Underwriter.

      The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Supplemental Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, or the Supplemental Indenture, except the registration under the Act of the Securities, such as have been obtained under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter.

      Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

      The Company is a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended (the "Shipping Act") and is qualified to engage in the coastwise trade of the United States; the compliance by the Company with all the provisions of the Securities, the Indenture, the Supplemental Indenture and this Agreement, and the consummation of the transaction herein contemplated will not cause the Company to cease to be a citizen of the United States within the meaning of Section 2 of the Shipping Act or cause the Company to cease to be qualified to engage in the coastwise trade of the United States.

      The Company and its subsidiaries hold all permits, certificates, licenses, consents and other approvals required by, and are in compliance with, all regulations of local, state, Federal and foreign governmental authorities that regulate the conduct of the business of the Company and its subsidiaries, including all laws, regulations, codes, ordinances, decrees, judgments and treaties relating to protection of the environment, except where the failure to hold any such permit, certificate, license, consent or other approval or to be in compliance with any such regulation would not materially interfere with the operation of the business of the Company and its subsidiaries, taken as a whole.

      Neither the Company nor any of its subsidiaries is involved in any labor dispute, disturbance, lockout, slowdown or stoppage of employees, and no such dispute or disturbance is threatened or imminent.

      The Company and each of its subsidiaries carry insurance covering their respective vessels (including those vessels participating in commercial alliances), properties, operations, personnel and businesses, in such amounts and covering such risks as is adequate for the conduct of its business and is customary to its business. They also maintain appropriate levels of environmental damage and pollution insurance coverage, consistent with standard industry practice. None of the Company or its subsidiaries has received written notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.

      There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of any toxic or hazardous substances or wastes, including petroleum and any petroleum products or byproducts, due to, caused by or otherwise relating to the operations of the Company or any of its subsidiaries (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omission the Company or any of its subsidiaries is or could reasonably be expected to be liable), except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      There are no holders of securities of the Company which by reason of the filing of the Registration Statement or otherwise in connection with the sale of the Securities contemplated hereby, have the right to request or demand that the Company register under the Act any of their securities in connection with the Registration Statement, except for any such rights that have been effectively waived in writing so as not to be exercisable in connection with the registration, offer or sale of the Securities.

      The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations, international conventions and treaties relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (including petroleum and petroleum byproducts) ("Environmental Laws"), (ii) have received all permits, licenses, authorizations or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, licenses, authorizations or approvals, except for such noncompliance with Environmental Laws, failure to receive required permits, licenses, authorizations or other approvals or failure to comply with the terms and conditions of such permits, licenses, authorizations or approvals that would not, individually or in the aggregate, have a Material Adverse Effect.

      In the ordinary course of its business, the Company regularly considers the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries. On the basis of such considerations, the Company has reasonably concluded that the costs and liabilities associated with complying with Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect.

      The statements set forth in the Preliminary Prospectus and the Prospectus under the caption "Description of Notes" (including the statements under the caption "Description of the Debt Securities" in the prospectus included in the Initial Registration Statement), insofar as they purport to constitute a summary of the terms of the Securities, under the caption "Certain U.S. Federal Income Tax Considerations", and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

      Other than as set forth in the Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.

      The Company is not, and after giving effect to the offering and sale of the Securities, will not be an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act").

      Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

      Ernst & Young LLP, which has certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

      All tax returns required to be filed by the Company and each of its subsidiaries have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there are no material proposed additional tax assessments against any of the Company and its subsidiaries or their assets or property.

      The financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statement present fairly the information required to be stated therein. All non-GAAP financial information included in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act.

      Each of the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

      Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered by such certificate.

    Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Securities at a purchase price of 100.000% of the principal amount thereof, plus accrued interest, if any, from February 19, 2004 to the Time of Delivery (as defined below).

    The Underwriter proposes to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

    a. The Securities to be purchased by the Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to the account of the Underwriter, against payment by the Underwriter of the purchase price therefor by wire transfer to an account designated by the Company at least two business days prior to the Time of Delivery (as defined below) in Federal (same day) funds, by causing DTC to credit the Securities to the account of the Underwriter at DTC. The Company will cause the certificates representing the Securities to be made available to the Underwriter for checking one business day prior to the Time of Delivery at the offices of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 19, 2004 or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

    b. The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriter pursuant to Section 7 hereof, will be delivered at such time and date at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

    The Company agrees with the Underwriter:

      To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b); without the Underwriter's prior approval after reasonable notice, to make any further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

      Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

      As soon as practicable, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Trust Indenture Act, or the Exchange Act, to notify the Underwriter and upon the Underwriter' request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter's request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

      To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

      During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities, without the prior written consent of the Underwriter.

      To make available to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to holders of the Securities consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (unless such practice is no longer required under applicable U.S. federal and state securities laws).

      During a period of five years from the effective date of the Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to the Underwriter (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

      To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds".

      If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

      Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Securities (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

    The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee, and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Supplemental Indenture, and the Securities; (vii) all other costs and expenses in connection with the issuance and distribution of the Securities not otherwise specifically provided for in this Section. It is understood that except as provided in this Section, and Sections 8 and 10 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by the Underwriter, and any advertising expenses connected with any offers it may make.

    The obligations of the Underwriter hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

      The Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

      Cravath, Swaine & Moore LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinion or opinions, dated such Time of Delivery, in a customary form and substance as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

      Proskauer Rose LLP, counsel for the Company, shall have furnished to the Underwriter their written opinion, dated such Time of Delivery, in form and substance of that contained in the form of opinion attached hereto as Exhibit A.

      James I. Edelson, Associate General Counsel of the Company, shall have furnished to the Underwriter such counsel's written opinion, dated such Time of Delivery, in form and substance of that contained in the form of opinion attached hereto as Exhibit B.

      The Company shall have furnished to the Underwriter the respective opinion of its special admiralty counsels, dated such Time of Delivery, in form and substance of that contained in the form of opinion attached hereto as Exhibit C-1 and Exhibit C-2.

      On the date of the Prospectus prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, and also at each Time of Delivery, Ernst & Young LLP shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter.

      (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the consolidated capital stock (other than pursuant to stock options and stock option plans described in or referred to in the Prospectus) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

      On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

      On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the exchanges on which such securities trade; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the terms and in the manner contemplated in the Prospectus.

      The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

      The Company shall have furnished or caused to be furnished to the Underwriter at such Time of Delivery certificates of officers of the Company satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as the Underwriter may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

    a.   The Company will indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Act, from and against any losses, claims, damages or liabilities, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any reasonable legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Preliminary Prospectus or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

    b.  The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Preliminary Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

    c. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent, not to be unreasonably withheld, of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

    d. If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    e. The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

    The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

    If for any reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 6 and 8 hereof.

    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth on the first page of this Agreement, telephone (212) 821-3000, Attention: Syndication Desk; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Corporate Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

    Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

    This Agreement replaces any prior agreement between the parties hereto pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties on that subject matter.

    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Company.
Very truly yours,
Overseas Shipholding Group, Inc.
By: /s/Myles R. Itkin
Name: Myles R. Itkin
Title: Senior Vice President, Chief Financial Officer and Treasurer

Accepted as of the date hereof:
UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026

By:  /s/Simon Smith
        Name:  Simon Smith
        Title:    Director

By:  /s/Gero Wendenburg
        Name:  Gero Wendenburg
        Title:    Associate Director

Form of Opinion of Proskauer Rose LLP

February 19, 2004

UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026

Ladies and Gentlemen:

We have represented Overseas Shipholding Group, Inc., a Delaware corporation (the "Company"), in connection with a public offering by the Company of $150,000,000 principal amount of 7.50% Notes due 2024. This opinion is being rendered pursuant to Section 7(c) of the Underwriting Agreement (the "Agreement"), dated February 13, 2004, between you and the Company. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated By-laws of the Company; (c) resolutions adopted by the Board of Directors of the Company on January 13, 2004, January 21, 2004 and February 5, 2004; (d) resolution of the Pricing Committee of the Board of Directors of the Company dated February 11, 2004; (e) the Registration Statement on Form S-3 (Registration No. 333-111890) filed with the Securities and Exchange Commission (the "Commission") on January 13, 2004 and any subsequent amendment, with respect to the registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended by such Amendments, including the final Prospectus dated February 13, 2004 forming a part thereof, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (the "Prospectus"), being hereinafter referred to as the "Registration Statement"); (f) the Preliminary Prospectus; (g) the Prospectus; (h) the Underwriting Agreement; (i) the Indenture, dated March 7, 2003 (the "Indenture"), (j) the first supplement to the Indenture dated February 12, 2004 (the "Supplemental Indenture"); and (k) a copy of the Notes. We have also relied upon advice from the Commission that the Registration Statement was declared effective on January 21, 2004.

Based upon the foregoing, and subject to the qualifications below, it is our opinion that:

(i) Based solely on certificates of public officials in the appropriate jurisdiction, the Company has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Delaware, with all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(iii) The Notes conform in all material respects to the description of the Notes contained in the Prospectus;

(iv) Based solely on certificates of public officials in the appropriate jurisdiction, each subsidiary of the Company listed on Annex A to this opinion is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation;

(v) We have no knowledge that, other than as set forth in the Prospectus and incorporated by reference therein, there are any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, we have no knowledge that such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) The Notes have been duly authorized, executed, authenticated and issued by the Company and, when the Notes are authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Underwriter in accordance with the Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with its terms, except as such may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditor's rights generally, by general principles of equity (regardless of whether enforcement is sought in equity or law), including principles regarding good faith, fair dealing and commercial reasonableness, or by the discretion of any court before which any proceeding therefor may be brought.

(vii) The Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitute valid and legally binding instruments, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditors' rights generally, by general principles of equity (regardless of whether enforcement is sought in equity or law), including principles regarding good faith, fair dealing and commercial reasonableness, or by the discretion of any court before which any proceeding therefor may be brought.

(viii) The Agreement has been duly authorized, executed and delivered by the Company;

(ix) The compliance by the Company with all of the provisions of the Notes, the Indenture, the Supplemental Indenture and the Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement to which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (it being understood that we express no opinion with respect to any financial covenant in any agreement or instrument insofar as the covenant requires a computation and we note the disclosure in the Prospectus that the terms of the Company's revolving credit facilities could, under certain circumstances require the Company to defease covenants under the Company's existing notes and debentures), nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order or rule known to us of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by the Indenture, the Supplemental Indenture and the Agreement, except the registration under the Act of the Notes, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws (as to which we express no opinion) in connection with the purchase and distribution of the Notes by the Underwriter;

(xi) The statements set forth in the Prospectus under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Notes, fairly summarize the matters therein described and are accurate, complete and fair in all material respects;

(xii) The Company is not an "investment company", as such term is defined in the Investment Company Act of 1940;

(xiii) The documents incorporated by reference in the Preliminary Prospectus and the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related financial data and schedules therein or incorporated by reference therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(xiv) The Registration Statement and the Preliminary Prospectus and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date hereof (other than the financial statements and related financial data and schedules contained therein or omitted therefrom, as to which express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and we do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Preliminary Prospectus and the Prospectus or required to be described in the Registration Statement or such prospectus which are not filed or incorporated by reference or described as required.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the Underwriter, counsel to the Underwriter and representatives of the independent public accountants for the Company, at which conferences we made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Preliminary Prospectus and the Prospectus and related matters and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus and, without assuming responsibility for the accuracy, completeness or fairness of such statements, no fact has come to our attention that causes us to believe that the Registration Statement at the time the Registration Statement became effective or on the date hereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Preliminary Prospectus and the Prospectus as of its date or on the date hereof contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that we express no opinion with respect to the financial statements and related financial data and schedules included or incorporated by reference in, or omitted from, the Registration Statement or the Preliminary Prospectus and the Prospectus.

Whenever in this opinion "our knowledge," "known to us" or similar phrases or words are used, it means that none of the attorneys in our firm who has been directly involved in acting as counsel to the Company in connection with the Agreement and the transactions contemplated thereby presently has actual knowledge and conscious awareness of any fact that would render the statement inaccurate.

The foregoing opinions relate only to matters of the internal law of the State of New York and to the Delaware General Corporation Law and to matters of Federal law (excluding any admiralty or maritime laws or regulations) and do not purport to express any opinion on the laws of any other jurisdiction..

This opinion is rendered to you and is solely for your benefit in connection with the transaction contemplated by the Agreement. This opinion may not be relied upon by you for any other purpose or furnished to, quoted or relied upon by any person or other entity for any purpose without my prior written consent.

A partner of this firm is a director of the Company.

                                                                                        Very truly yours,

SUBSIDIARY	JURISDICTION OF ORGANIZATION
398 Equity Corporation	Delaware
399 Equity Corporation	Delaware
400 Equity Corporation	Delaware
401 Equity Corporation	Delaware
Ambrit Holdings, Inc.	Delaware
Amity Products Carriers, Inc.	Delaware
Delphina Tanker Corporation	Delaware
New Orleans Tanker Corporation	Delaware
Ocean Bulk Ships, Inc.	Delaware
OSG Financial Corp.	Delaware
OSG Ship Management, Inc.	Delaware
Philadelphia Tanker Corporation	Delaware
Ship Paying Corporation No. 1	Delaware
Transbulk Carriers, Inc.	Delaware
Vega Tanker Corporation	Delaware

American Shipholding Group, Inc.	New York
Cambridge Tankers, Inc.	New York
Juneau Tanker Corporation	New York
OSG Bulk Ships, Inc.	New York
OSG Car Carriers, Inc.	New York
U.S. Shipholding Group, Inc.	New York
Vivian Tankships Corporation	New York

Form of Opinion of James I. Edelson

February 19, 2004

UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026

Ladies and Gentlemen:

I am the Associate General Counsel of Overseas Shipholding Group, Inc., a Delaware corporation (the "Company"), and acted as counsel to the Company in connection with a public offering by the Company of $150,000,000 principal amount of 7.50% Notes due 2024. This opinion is being rendered pursuant to Section 7(d) of the Underwriting Agreement (the "Agreement"), dated February 13, 2004, between you and the Company. I have been the Associate General Counsel since February 2000. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated By-laws of the Company; (c) resolutions adopted by the Board of Directors of the Company on January 13, 2004, January 21, 2004, and February 5, 2004 and by the Pricing Committee of the Board of Directors of the Company on February 12, 2004, authorizing the filing of the Registration Statement, the entry into the Agreement and the pricing of the Notes to be sold pursuant thereto; (d) the Registration Statement on Form S-3 (Registration No. 333-111890) filed with the Securities and Exchange Commission (the "Commission") on January 13, 2004, with respect to the registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended by final Prospectus Supplement dated February 13, 2004 forming a part thereof, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (together, the "Prospectus"), including the documents incorporated by reference in the Prospectus, being hereinafter referred to as the "Registration Statement"); (e) the Preliminary Prospectus; (f) the Prospectus; (g) the Agreement; and (h) a specimen certificate representing the Notes. The Registration Statement was declared effective on January 21, 2004.

As to various questions of fact material to my opinion, I have relied upon the representations made in the Agreement, upon certificates of officers of the Company and upon certificates of public officials. I believe that you and I are justified in relying upon such certificates. I have also made such investigations, as I have deemed necessary in order to render the opinion hereinafter set forth. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and conformity to the originals of all documents submitted to me as copies. I have also assumed that all documents examined by me have been duly and validly authorized, executed and delivered by each of the parties thereto (other than the Company).

Based upon and subject to the foregoing, I render the following opinion:

    Based solely on certificates of public officials in the appropriate jurisdictions, the Company has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus.

    The Company has an authorized capitalization as set forth in the Prospectus. The Notes conform in all material respects to the description of such Notes contained in the Prospectus.

    Each subsidiary of the Company listed on Annex A hereto has been duly formed or incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation; and all of the issued shares of capital stock or membership interests, as the case may be, of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

    Except as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the best of my knowledge, threatened or contemplated to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

    The Agreement, the Indenture dated March 7, 2003 (the "Indenture") and the first supplement to the Indenture dated as of February 19, 2004 (the "Supplemental Indenture") have been duly authorized, executed and delivered by the Company.

    The compliance by the Company with all of the provisions of the Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, Articles of Organization or By-laws of the Company and its subsidiaries or any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

    Neither the Company nor any of its subsidiaries is (a) in violation of its Certificate of Incorporation, Articles of Organization, or By-laws or (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or lease or other agreement or instrument known to me to which it is a party or by which it or any of its properties may be bound.

    The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related financial data and schedules contained therein or omitted therefrom, as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

I have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriter and counsel to the Underwriter at which the contents of the Registration Statement and the Preliminary Prospectus and the Prospectus and related matters were discussed and, although I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Preliminary Prospectus and the Prospectus, no facts have come to my attention that lead me to believe either that the Registration Statement at the time the Registration Statement became effective or on the date hereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Preliminary Prospectus and the Prospectus as of its date or on the date hereof contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that I express no comment or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference in the Registration Statement or the Preliminary Prospectus and the Prospectus). I do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Preliminary Prospectus and the Prospectus which are not filed or incorporated by reference or described as required.

The opinion set forth herein is limited to the internal law of the State of New York, the corporate law of the State of Delaware and the federal laws of the United States (excluding any admiralty or maritime laws or regulations).

This opinion is rendered to you and is solely for your benefit in connection with the transactions contemplated by the Agreement. This opinion may not be relied upon by you for any other purpose or furnished to, quoted or relied upon by any person, firm, corporation or other entity for any purpose without my prior written consent.

                                                                                      Very truly yours,

                                                                                     James I. Edelson

ANNEX A
SUBSIDIARY	JURISDICTION OF ORGANIZATION
1320 Tanker Corporation	Marshall Islands
1321 Tanker Corporation	Marshall Islands
1372 Tanker Corporation	Marshall Islands
1395 Tanker Corporation	Marshall Islands
Ania Tanker Corporation	Marshall Islands
Bravery Tanker Corporation	Marshall Islands
Caribbean Tanker Corporation	Marshall Islands
Chrismir Cape Corporation	Marshall Islands
Diane Tanker Corporation	Marshall Islands
Edindun Shipping Corporation	Marshall Islands
Eighth Aframax Tanker Corporation	Marshall Islands
Fifth Aframax Tanker Corporation	Marshall Islands
First Pacific Corporation	Marshall Islands
First Products Tankers, Inc.	Marshall Islands
First Union Tanker Corporation	Marshall Islands
Fourth Aframax Tanker Corporation	Marshall Islands
Fourth Products Tankers, Inc.	Marshall Islands
Imperial Tankers Corporation	Marshall Islands
Lion Tanker Corporation	Marshall Islands
Majestic Tankers Corporation	Marshall Islands
Marina Tanker Corporation	Marshall Islands
Matilde Cape Corporation	Marshall Islands
Meridian Tanker Corporation	Marshall Islands
Ninth Aframax Tanker Corporation	Marshall Islands
Northanger Shipping Corporation	Marshall Islands
Northwestern Tanker Corporation	Marshall Islands
Olympia Tanker Corporation	Marshall Islands
OSG International, Inc.	Marshall Islands
Regency Tankers Corporation	Marshall Islands
Rio Grande Bulk Carriers, Inc.	Marshall Islands
Rosalyn Tanker Corporation	Marshall Islands
Royal Tankers Corporation	Marshall Islands
Ruby Tanker Corporation	Marshall Islands
Sapphire Tanker Corporation	Marshall Islands
Sargasso Tanker Corporation	Marshall Islands
Second Products Tankers, Inc.	Marshall Islands
Seventh Aframax Tanker Corporation	Marshall Islands
Sixth Aframax Tanker Corporation	Marshall Islands
Tenth Aframax Tanker Corporation	Marshall Islands
Third Aframax Tanker Corporation	Marshall Islands
Third Products Tankers, Inc.	Marshall Islands
Third United Shipping Corporation	Marshall Islands
Timor Navigation Ltd.	Marshall Islands
Tubarao Bulk Carriers, Inc.	Marshall Islands
Venus Tanker Corporation	Marshall Islands

First Shipco Inc.	Liberia
International Seaways, Inc.	Liberia
Hyperion Shipping Corporation	Liberia
Ship Paying Corporation No. 3	Liberia

East Coast Gaugings Limited	England
OSG Group Purchasing Limited	England
OSG Ship Management (London) Limited	England
OSG Ship Management (UK) Ltd.	England
Western Ship Agencies Limited	England

398 Equity Corporation	Delaware
399 Equity Corporation	Delaware
400 Equity Corporation	Delaware
401 Equity Corporation	Delaware
Ambrit Holdings, Inc.	Delaware
Amity Products Carriers, Inc.	Delaware
Delphina Tanker Corporation	Delaware
New Orleans Tanker Corporation	Delaware
Ocean Bulk Ships, Inc.	Delaware
OSG Financial Corp.	Delaware
OSG Ship Management, Inc.	Delaware
Philadelphia Tanker Corporation	Delaware
Ship Paying Corporation No. 1	Delaware
Transbulk Carriers, Inc.	Delaware
Vega Tanker Corporation	Delaware

American Shipholding Group, Inc.	New York
Cambridge Tankers, Inc.	New York
Juneau Tanker Corporation	New York
OSG Bulk Ships, Inc.	New York
OSG Car Carriers, Inc.	New York
U.S. Shipholding Group, Inc.	New York
Vivian Tankships Corporation	New York

Form of Opinion of Special Admiralty Counsel

February 19, 2004

UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026

Ladies and Gentlemen:

We have acted as special admiralty counsel to Overseas Shipholding Group, Inc., a Delaware corporation (the "Company") in connection with a public offering by the Company of $150,000,000 principal amount of 7.50% Notes due 2024. This opinion is being rendered pursuant to 7(e) of the Underwriting Agreement (the "Agreement"), dated February 13, 2004, between you and the Company. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

In rendering this opinion, we have examined executed originals, or copies certified or otherwise identified to our satisfaction, of the following documents (the "Transaction Documents"):

1. the Agreement;

2. Registration Statement;

3. Prospectus;

4. The Indenture and the Supplemental Indenture;

5. Certificate of Incorporation of the Company;

6. By-Laws of the Company, as amended January 28, 1994; and

7. Affidavit of U.S. Citizenship of the Company dated June 23, 2003 and filed with the Maritime Administration of the U.S. Department of Transportation.

We have also examined such other documents, corporate and official records and other instruments, and such laws and regulations as we have deemed necessary or appropriate for the purposes of this opinion. When, in our professional opinion, we deemed it appropriate, we have relied upon affidavits of corporate officers as to the existence of underlying facts, including the Affidavit of U.S. Citizenship of the Company referred to above.

In expressing this opinion, please note that we are admitted to practice only in the District of Columbia, and we do not purport to be experts in the law of any jurisdiction other than the District of Columbia and the Federal laws of the United States. For purposes of this opinion, we have assumed that:

(a) each party to the Transaction Documents has full corporate power and authority to enter into the Transaction Documents to which it is a party and to perform its obligations thereunder;

(b) all action, corporate and otherwise, necessary to authorize the execution and delivery of the Transaction Documents by each party thereto and the performance of each such party of its respective obligations thereunder, has been duly taken;

(c) each Transaction Document has been duly executed and delivered on behalf of each of the parties thereto;

(d) all approvals by governmental authority of the execution and delivery of each of the Transaction Documents and the performance by each of the respective parties thereto of their respective obligations thereunder, have been obtained; and

(e) each of the Transaction Documents is the valid and binding obligation of each party thereto, enforceable in accordance with its terms.

In addition, we have assumed, without investigation, the genuineness of all signatures (excluding however the genuineness of the signature of the Company), the correctness of all affidavits, and the authenticity of all instruments submitted to us as originals and the conformity with the originals of all instruments submitted to us as copies.

Based upon and subject to the foregoing and the qualifications and exceptions set forth below, we are of the opinion that:

1. the sale of the Notes by the Company and the compliance by the Company with all of the provisions of the Agreement, the Indenture and the Supplemental Indenture, and the consummation of the transactions herein contemplated will not conflict with, or violate (i) any U.S. Federal maritime or admiralty law or regulation, or (ii) any judgment, writ, injunction, decree or order binding on the Company or any of its subsidiaries of which we are aware from any U.S. Federal court or governmental authority having jurisdiction or who enforce or interpret any maritime or admiralty laws or promulgate any regulations as to such matters;

2. no consent, approval, waiver, license or other authorization by or filing with any U.S. governmental authority having jurisdiction over any maritime or admiralty matters is required for the sale of the Notes by the Company, or the consummation by the Company of the transactions contemplated herein;

3. immediately prior to the sale of the Notes by the Company pursuant to the terms of this Agreement, the Company was a citizen of the United States within the meaning of Section 2 of the Shipping Act and was qualified to engage in the coastwise trade of the United States; and

4. immediately following the sale of the Notes by the Company and the compliance by the Company and the Underwriter with all of the provisions of the Agreement (and the consummation of the transactions herein contemplated), the Company will remain a citizen of the United States within the meaning of Section 2 of the Shipping Act and will continue to be qualified to engage in the coastwise trade of the United States.

In rendering the opinion set out in clause 3 above we have relied solely on the U.S. Citizenship Affidavit of the company dated June 25, 2003 as executed by a Company official and the inferences permitted to be drawn therefrom pursuant to the regulations issued by the Maritime Administration of the U.S. Department of Transportation regarding citizenship requirements of Section 2 of the Shipping Act of 1916, as amended. (46 C.F.R. Part 355).

Where the foregoing opinion relates to our "knowledge", such knowledge means the conscious awareness of facts or other information by the attorney who signed the opinion letter and any attorney in this firm who was actively involved in preparing this opinion letter.

The opinions expressed herein are expressed as of the date hereof, and we assume no obligation to advise the addressee of these opinions of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention, including, but not limited to, changes which could result from pending or future regulations, legislation, law and jurisprudence. This opinion is limited to (i) applicable federal and maritime laws, and (ii) the laws of the District of Columbia, in each case as of the date hereof, and we express no opinion with respect to the laws of any other state or jurisdiction.

This opinion is rendered to you and is solely for your benefit in connection with the transaction contemplated by the Agreement. This opinion may not be relied upon by you for any other purpose or furnished to, quoted or relied upon by any person, firm or corporation for any purpose without my prior written consent.

                                                                                    Very truly yours,

                                                                                    Preston½ Gates½ Ellis &
                                                                                         Rouvelas½ Meeds LLP

                                                                                    By:

Form of Opinion of Special Admiralty Counsel

UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026

We have acted as special admiralty counsel to Overseas Shipholding Group, Inc., a Delaware corporation (the "Company") in connection with certain aspects of the transactions contemplated by an underwriting agreement dated February 13, 2004 (the "Underwriting Agreement"), between the Company and you. This opinion is rendered in partial satisfaction of the requirements of Section 7(e) of the Underwriting Agreement. Capitalized terms used but not defined herein are defined in the Underwriting Agreement.

The Company has requested us to review certain provisions contained in the Prospectus Supplement dated February 13, 2004, to Prospectus dated January 13, 2003, which appear under the following captions:

Risk Factors

    "Environmental costs and liabilities could have a material adverse effect on our business, results of operations and financial condition."(page S-8)

    "Shipping is a business with inherent risks, and our insurance may not be adequate to cover our losses." (page S-9)

    "Our vessels could be arrested by maritime claimants, which could result in a significant loss of earnings and cash flow for the related of-hire period" (page S-10)

    The Company has also requested us to review certain provisions contained in its Form 10-K for the fiscal year ended December 31, 2002, which appear under the following captions:

    Part I - Item 1. Business

    "Environmental Matters Relating to Bulk Shipping— Domestic Requirements— International Requirements"

    "Glossary— Regulations"

These provisions (a) through (e) are hereinafter collectively referred to as the "Admiralty Opinion Provisions".

In conducting this review, we have considered the maritime laws of the United States as contained in Title 33 (Navigation), Title 46 and the Appendix thereto (Shipping), and Title 42, Chapter 103 (Comprehensive Environmental Response, Compensation, and Liability) of the United States Code, the maritime regulations issued under those Titles, and with respect to foreign law, the typical maritime law provisions of countries having an established maritime jurisprudence and the international maritime conventions typically adopted by the countries in which the Company has registered its vessels (collectively, the "Maritime Laws").

Certain of the Admiralty Opinion Provisions describe, in part, maritime matters that may be governed by the laws of a vessel's foreign flag or the laws of a country other than the United States in which the vessel may be found. We are admitted to practice only in the State of New York and in the courts of the United States, and our opinions with respect to such foreign maritime laws are based on the international and foreign maritime legal materials available to us as well as the advice of foreign maritime counsel in prior cases.

Based upon and subject to the foregoing and having regard to the legal considerations which we deem relevant, we are of the opinion that the Admiralty Opinion Provisions fairly present and summarize the Maritime Laws referred to therein, and fairly describe the regulation pursuant thereto to which the Company is subject.

Our opinions are as of the date of this letter. We disclaim any undertaking to advise you of changes which thereafter may be brought to our attention.

The opinions expressed above are solely for your benefit and that of your successors and assigns, and must not be relied upon by any other party.

                                                                                    Very truly yours,

                                                                                    BURKE & PARSONS

                                                                                    By: